Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-57859, 33-57861, 333-02899, 333-27755, 333-35879, 333-64074, 333-105129,333-126592 and 333-134261) and Form S-8 (Nos. 33-52367, 33-57865, 33-57867, 33-57871, 333-03989, 333-50035, 333-69823, 333-81471, 333-36540, 333-36538, 333-52278, 333-104934, 333-116488, 333-116502, 333-118152, 333-118153, 333-118154, 333-147923 and 333-147924) of BB&T Corporation of our report dated February 28, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

Charlotte, North Carolina

February 28, 2008